___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 Louisiana Street, 48th Floor Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2017, Equus Total Return, Inc. (“Equus” or the “Company”) amended that certain consulting agreement (“Consulting Agreement”) entered into effective June 1, 2010, with John Hardy, the Company’s Chief Executive Officer. To date Mr. Hardy has waived an aggregate of approximately $2.2 million in bonus compensation to which he was entitled thereunder. The amendment, effective April 1, 2017, increases Mr. Hardy’s base annual consulting fee from $200,000 to $350,000, but eliminates all bonus and incentive payments that could be earned by Mr. Hardy in connection with the Consulting Agreement. The amendment further provides that, if the Consulting Agreement is terminated without cause or the Company experiences a change in control, as defined therein, Mr. Hardy will be entitled to receive a severance fee of $400,000. Mr. Hardy is not entitled to participate in any employee-related benefits, including health, life and disability plans, of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.
Date: April 13, 2017
By: /s/ Kenneth I. Denos
Name: Kenneth I. Denos
Title: Secretary